Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of FONAR Corporation and Subsidiaries (the “Company”) on Form 10Q for the fiscal quarter ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Raymond V. Damadian, President, Chief Executive Officer, and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Dr. Raymond V. Damadian

Dr. Raymond V. Damadian

President, Chief Executive Officer

and Chief Financial Officer

February 14, 2012

A signed original of this written statement required by Section 906 has been provided to Fonar Corporation and will be retained by Fonar Corporation and furnished to the Securities and Exchange Commission or its staff upon request.